SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 30, 2008

SOMERSET HILLS BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	000-50055	22-3768777
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No

155 Morristown Road
Bernardsville, New Jersey		07924
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code  (908) 221-0100

Item 2.02.  Results of Operations and Financial Condition.

On April 30, 2008, the Registrant issued a press release announcing its operating results for the first quarter ended March 31, 2008.  A copy of the April 30, 2008 press release is included as Exhibit 99.1a hereto.

Item 7.01. Regulation FD Disclosure

On April 30, 2008, Mr. Stewart E. McClure, Jr., President and CEO of the Registrant, made a presentation at the Annual Meeting of Shareholders.  The Registrant is filing a copy of that presentation as Exhibit 99.1b hereto.

Item 8.01.  Other Events.

On April 30, 2008, the Registrant issued a press release announcing that its Board of Directors declared a cash dividend of $0.05 per share as well as a 5% stock dividend, payable on May 30, 2008 to shareholders of record as of May 16, 2008.  A copy of the April 30, 2008 press release is included as Exhibit 99.1a hereto.

The information in this section, including the information contained in the press release included as Exhibit 99.1a hereto, is being furnished pursuant to this Item 8.01 and shall not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  In addition, this information shall not be deemed to be incorporated by reference into any of the Registrant’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

99.1a
Press Release dated April 30, 2008 regarding the Registrant’s operating results for the first quarter ended March 31, 2008 and announcing the declaration of a $0.05 per share cash dividend and a 5% stock dividend to be paid to shareholders of record as of May 16, 2008.

99.1b	Presentation at the Registrant’s Annual Meeting of Shareholders held on April 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Somerset Hills Bancorp, has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOMERSET HILLS BANCORP
(Registrant)

Dated: April 30, 2008	By:	/s/ Gerard Riker
GERARD RIKER
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

CURRENT REPORT ON FORM 8-K

Exhibit Number	Description

99.1a	Press Release dated April 30, 2008 regarding
the Registrant’s operating results for the first
quarter ended March 31, 2008 and announcing
the declaration of a $0.05 per share cash dividend
and a 5% stock dividend to be paid to shareholders
of record as of May 16, 2008.

99.1b	Presentation at the Registrant’s Annual Meeting of
Shareholders held on April 30, 2008.

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